UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 9, 2015

LITHIUM EXPLORATION GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-175883	06-1781911
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

3800 North Central Avenue, Suite 820, Phoenix, Arizona	85012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (480) 641-4790

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry Into Material Definitive Agreement

On July 9, 2015 our board of directors approved a settlement agreement dated June 25, 2015 among our company, JDF Capital Inc., and our wholly owned subsidiary, Alta Disposal Ltd. Previously, pursuant to a General Security Agreement dated July 22, 2014, JDF Capital Inc. was granted a first ranking security interest over all current and future assets of Alta Disposal Ltd. in full guarantee of $708,000 loan to our Company. Pursuant to the Settlement Agreement, JDF Capital Inc. and its assign, Blue Citi LLC, have agreed to release and discharge their general security interest in consideration of the issuance of 26,000,000 shares of Series “A” Preferred Stock.

Item 3.02             Unregistered Sales of Equity Securities
Item 3.03             Material Modification to Rights of Security Holders

In accordance with our articles of incorporation our board of Directors has designated 50,000,000 of our 100,000,000 authorized shares of Preferred Stock as Series “A” Preferred Stock. The Series “A’ Preferred Stock, par value $0.001, will rank senior to our common stock, carrying general voting rights with the common stock at the rate of 62 votes per share. The Series “A” Preferred Stock will be deemed cancelled within 1 year of issuance and are not entitled to share in dividends or other distributions. So long as any shares of Series “A” Preferred Stock are outstanding, the affirmative vote of not less than 75% of those outstanding shares of Series “A” Preferred Stock will be required for any change to our Articles of Incorporation. The foregoing is not a complete description of the rights, privileges and restrictions attached to the Series “A” Preferred Stock which are described in their entirety in the certificate of designation filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.01             Changes in Control of Registrant

The 26,000,000 shares of Series “A” Preferred Stock were acquired by Blue Citi LLC in reliance on the exemption from registration provided under Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended. As a result of the acquisition Blue Citi LLC holds voting control over approximately 51.5% of our issued and outstanding securities as at July 13, 2015. As at July 13, 2015 Blue Citi LLC beneficially owns approximately 52.29% of our voting securities, including 26,000,000 shares of Series “A” Preferred Stock and approximately 120,192,307 shares of unissued common stock which it is entitled to purchase within 90 days upon conversion of outstanding convertible promissory notes. Robert Malin and Linda Malin share voting and dispositive control over securities held by Blue Citi LLC. There are no family relationships among Blue Citi LLC or its principals and any director, officer or other affiliate of our Company.

Item 5.07             Submission of Matters to a Vote of Security Holders

On July 13, 2015 our board of directors and the holders of a majority of our voting securities approved by written consent an amendment to our articles of incorporation to increase the authorized number of shares of our common stock from 5,000,000,000 shares to 10,000,000,000 shares, par value of $0.001 per share. Our board of directors approved the increase to our authorized capital so that we will have sufficient common shares available for issuance upon the conversion or exercise of currently outstanding convertible debt securities and warrants.

The approval of the shareholders was obtained without a meeting in accordance with section 78.320 of the Nevada Revised Statutes. The shareholders also authorized our board of directors to effect, by July 13, 2016, at the discretion of the Board, a reverse stock split of our issued and outstanding shares of common stock on the basis of up to 200 old shares for 1 new share. Our board of directors has not made any determination at this time regarding the possible implementation of the reverse split authorized by the shareholders.

We intend to file with the Securities and Exchange Commission a Schedule 14C Information Statement regarding the matters submitted to a vote of our security holders. The increase of authorized capital approved by the shareholders will not become effective until at least 20 days following the date on which a definitive Schedule 14C Information Statement is mailed to our shareholders of record as of July 13, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITHIUM EXPLORATION GROUP, INC.

/s/ Alex Walsh
Alex Walsh
President and Director

Date: July 14, 2015

Item 9.01	Financial Statements and Exhibits

4.1	Certificate of Designation—Series “A” Preferred Stock

10.1	Settlement Agreement dated June 25, 2015 with JDF Capital Inc. and Alta Disposal Ltd.